As filed with the Securities and Exchange Commission on July 16, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ERYTECH Pharma S.A.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

60 Avenue Rockefeller

69008 Lyon France

Tel: +33 4 78 74 44 38

(Address and telephone number of registrant’s principal executive offices)

ERYTECH Pharma, Inc.

One Main Street, Suite 1150

Cambridge, Massachusetts 02142

+1 857 706 1585

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Marc A. Recht Brian F. Leaf Courtney T. Thorne Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 +1 617 937 2300	Arnaud Duhamel Guilhem Richard Gide Loyrette Nouel A.A.R.P.I. 15 rue de Laborde 75008 Paris France +33 1 40 75 00 00

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, €0.10 nominal value per share(2)	(3)	(3)	$100,000,000	$12,120.00

(1)

There are being registered hereunder such indeterminate number of ordinary shares as may be sold by the registrant from time to time at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies, with the maximum aggregate offering price not to exceed $100,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares represented by American Depositary Shares, or ADSs, being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

These ordinary shares are represented by ADSs, each of which represents one ordinary share of the registrant. ADSs issuable on deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No.: 333-201279).

(3)	Omitted pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 16, 2019

PROSPECTUS

$100,000,000

Ordinary Shares

American Depositary Shares representing Ordinary Shares

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of our ordinary shares, including American Depositary Shares, or ADSs, representing ordinary shares.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ADSs are listed on The Nasdaq Global Select Market under the symbol “ERYP.” On July 15, 2019, the last reported sale price of our ADSs on The Nasdaq Global Select Market was $6.67 per ADS. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors” and under the caption “Risk Factors” in our most recent Annual Report on Form 20-F incorporated by reference in this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer ordinary shares, including ADSs representing our ordinary shares, in one or more offerings, with a total aggregate offering price of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated in this prospectus, “ERYTECH,” “the company,” “our company,” “we,” “us” and “our” refer to ERYTECH Pharma S.A. and its consolidated subsidiary.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a clinical-stage biopharmaceutical company developing innovative therapies for severe forms of cancer and orphan diseases. Leveraging our proprietary ERYCAPS platform, which uses a novel technology to encapsulate therapeutic drug substances inside erythrocytes, or red blood cells, we are developing a pipeline of product candidates for patients with high unmet medical needs. Our lead product candidate eryaspase, which we also refer to as GRASPA, targets the metabolism of cancer cells by depriving the cells of asparagine, an amino acid necessary for their survival and critical in maintaining the cells’ rapid growth rate. We are currently developing eryaspase for the treatment of severe solid tumors, including pancreatic cancer and triple negative breast cancer, or TNBC. Following positive results obtained in a Phase 2b clinical trial of second-line treatment of patients with metastatic pancreatic cancer and based on feedback from the FDA at our pre-IND meeting in October 2017 and the EMA’s Committee for Medicinal Products for Human Use, or CHMP, in February 2018, we launched a pivotal Phase 3 clinical trial of eryaspase for the treatment of second-line pancreatic cancer patients. Patient enrollment in this trial, which we refer to as the TRYbeCA1 trial, began in September 2018 in Europe and received approval from the U.S. Food and Drug Administration of our Investigational New Drug application to extend the trial to the United States in May 2019.

We launched a proof-of-concept Phase 2 trial in TNBC in Europe, which we refer to as the TRYbeCA2 trial, in the fourth quarter of 2018. On June 26, 2019, we announced enrollment of the first patient in the TRYbeCA2 trial.

In addition to the encapsulation of L-asparaginase, we believe that our ERYCAPS platform has broad potential application and can be used to encapsulate a wide range of therapeutic agents for which long-circulating therapeutic activity or rapid and specific targeting is desired. In addition to our lead product candidate, we are developing erymethionase, which consists of methionine-g-lyase, or MGL, encapsulated in red blood cells, to target the amino acid metabolism of cancer cells and induce tumor starvation. We expect to launch a Phase 1 trial in Europe in the first quarter of 2020. We are also exploring the use of our ERYCAPS platform for developing cancer immunotherapies (ERYMMUNE) and enzyme replacement therapies (ERYZYME).

Our Pipeline

Corporate Information

Our legal and commercial name is ERYTECH Pharma S.A. We were incorporated as a société par actions simplifiée, or S.A.S., under the laws of the French Republic on October 26, 2004 and became a société anonyme, or S.A., on September 29, 2005. We are registered at the Register of Commerce and Companies of Lyon (Registre du commerce et des sociétés) under the number 479 560 013. In April 2014, we incorporated our wholly-owned U.S. subsidiary, ERYTECH Pharma, Inc. Our ordinary shares are listed on Euronext Paris under the ticker symbol “ERYP” and our ADSs are listed on the Nasdaq Global Select Market under the symbol “ERYP.”

Our principal executive offices are located at 60 Avenue Rockefeller, 69008 Lyon, France. Our telephone number at our principal executive offices is +33 4 78 74 44 38. Our agent for service of process in the United States is ERYTECH Pharma, Inc. Our website address is www.erytech.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited herein is not part of this prospectus. The U.S. Securities and Exchange Commission maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as ERYTECH, that file electronically with the SEC.

“ERYTECH Pharma,” “ERYCAPS,” “GRASPA,” the ERYTECH logo and other trademarks or service marks of ERYTECH Pharma S.A. appearing in this prospectus are the property of ERYTECH Pharma S.A. or our subsidiary, ERYTECH Pharma, Inc. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their right thereto. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•

to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions for up to five years or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in total annual gross revenue, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Since International Financial Reporting Standards make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

The Securities We May Offer

Under this prospectus, we may offer ordinary shares, including ADSs representing our ordinary shares, with a total aggregate offering price of up to $100,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2018 as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

•	our ability to attain, maintain and expand marketing approval for eryaspase, which is known under the trade name GRASPA in Europe and Israel;

•	the initiation, timing, progress and results of our pre-clinical studies and clinical trials;

•	our ability to successfully develop our ERYCAPS platform and advance our pipeline of product candidates;

•	our ability to enter into and successfully complete collaborations, licensing arrangements or in-license or acquire rights to other products, product candidates or technologies;

•

our reliance on third parties to manufacture and conduct the clinical trials of our lead product candidate, which we refer to as eryaspase or GRASPA, and our other ERYCAPS product candidates, which could limit our commercialization efforts or delay or limit their future development or regulatory approval;

•	our ability to develop sales, commercialization, marketing and manufacturing capabilities and strategy, including future hiring plans;

•	our ability to produce adequate supplies of our product candidates for preclinical and clinical testing and to fulfill our contractual obligations to third-party distributors;

•	the effects of increased competition as well as innovations by new and existing competitors in our industry;

•	our ability to obtain funding for our operations and working capital requirements;

•

our ability to maintain, protect and enhance our intellectual property rights and propriety technologies and to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	regulatory developments in the United States, Europe and other foreign countries;

•	our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

•

our planned level of capital expenditures and our belief that our existing cash, cash equivalents and short-term investments will be sufficient to fund our operating expenses and capital expenditure requirements; and

•

the uncertainty of economic conditions in certain countries in Europe and Asia, such as those related to the United Kingdom’s referendum in June 2016 in which voters approved an exit from the European Union, commonly referred to as “Brexit,” and general economic conditions.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,”

“would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, including ADSs representing our ordinary shares, as shall have a maximum aggregate offering price of up to $100,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

CAPITALIZATION

The following table presents our total capitalization and cash and cash equivalents as of December 31, 2018. You should read the financial data in the following table in conjunction with our financial statements and related notes incorporated by reference into this prospectus.

As of December 31, 2018
(in thousands)
Cash and cash equivalents	€134,371

Conditional advances	€1,181
Debt and capital lease obligations including current portion	838

Total debt	2,019

Equity attributable to shareholders:
Ordinary shares, €0.10 nominal value per share, 17,940,035 shares issued and outstanding	1,794
Premiums related to share capital	281,745
Reserves	(99,524)
Translation reserve	(188)
Net loss for the period	(38,224)

Total shareholders’ equity	145,602

Total capitalization	€147,621

The outstanding share information excludes:

•

1,090,123 ordinary shares issuable upon the exercise of founder’s share warrants (BSPCE), share purchase warrants (BSA), free shares and stock options granted but not exercised as of December 31, 2018 at a weighted average exercise price of €14.30 ($16.38) per ordinary share based on the exchange rate in effect as of December 31, 2018 (this weighted average exercise price does not include the 342,020 ordinary shares issuable upon the vesting of outstanding free shares that may be issued for free with no exercise price paid);

•	301,000 ordinary shares reserved for future issuance under our share-based compensation plans and other delegations of authority from our shareholders; and

•	13,000,000 ordinary shares reserved to date pursuant to a delegation of authority from our shareholders for share capital increases by us through rights issuances and public or private offerings.

OFFER AND LISTING DETAILS

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, including ADSs representing our ordinary shares, as shall have a maximum aggregate offering price of up to $100,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

Our ADSs have been listed on the Nasdaq Global Select Market under the symbol “ERYP” since November 10, 2017. Our ordinary shares have been listed on Euronext Paris under the symbol “ERYP” since May 7, 2013. Prior to that date, there was no public trading market for our ADSs or our ordinary shares.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund activities relating to the clinical development of eryaspase through preclinical and clinical development and the overall development of our ERYCAPS platform technology, and for working capital and for general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

ADSs representing our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Global Select Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ADSs, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions of our bylaws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our bylaws, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

As of December 31, 2018, our outstanding share capital consisted of a total of 17,940,035 ordinary shares, with nominal value €0.10 per share. In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. Pursuant to our bylaws, however, a double voting right is attached to each registered share which is held in the name of the same shareholder for at least two years.

Under French law, our bylaws set forth only our issued and outstanding share capital as of the date of the bylaws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding founder’s share warrants and share warrants, as approved by our shareholders and granted by our board of directors.

Reconciliation of the Number of Ordinary Shares Outstanding through March 31, 2019

Shares outstanding at December 31, 2017	17,937,559
Number of ordinary shares issued in connection with the exercise of employee warrants, share options and non-employee warrants	2,476
Shares outstanding at December 31, 2018	17,940,035
Number of ordinary shares issued in connection with the exercise of employee warrants, share options and non-employee warrants	—
Shares outstanding at March 31, 2019	17,940,035

Shareholder Authorizations Regarding Share Capital

At a combined general meeting of shareholders held on June 21, 2019, our board of directors received the following authorizations from shareholders:

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delegation of authority to implement a share buyback program within certain agreed-upon financial limits, whereby the Company can buy back up to 5% of the amount of equity capital existing on June 21, 2019;

•	delegation of authority to reduce our share capital by canceling certain treasury shares held by the Company for a period of 26 months from June 21, 2019;

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delegations of authority to increase our share capital by issuing ordinary shares for the maximum duration permitted under French law (18 to 26 months depending of the delegations) within a maximum aggregate potential dilution of 1,300,000 ordinary shares for which delegations our shareholders waived their preferential subscription rights with respect to all such issuances (except when conducted through rights issues); and

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delegations of authority to grant warrants (bons de souscription d’actions, or BSAs), free shares (actions gratuites) and/or stock options (options de souscription et/ou d’achat d’actions), to our employees, executive officers and directors and, for the BSAs, to our consultants for the maximum duration permitted under French law (18 to 38 months depending on the delegations) within a maximum aggregate potential dilution of 900,000 ordinary shares to which the BSAs, free shares and stock options issued shall grant, for which delegations our shareholders waived their preferential subscription rights with respect to all such grants.

History of Securities Issuances

From January 1, 2016 through July 15, 2019, the following events have changed the number and classes of our issued and outstanding shares:

•	On December 9, 2016, we issued an aggregate of 793,877 ordinary shares in a private placement at a purchase price of €12.50 per share.

•	On April 19, 2017, we issued an aggregate of 3,000,000 ordinary shares in a private placement at a purchase price of €23.50 per share.

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On November 14, 2017, we issued an aggregate of 6,180,137 ordinary shares in a global offering, including the full exercise of the underwriters’ option to purchase additional shares. The global offering consisted of a U.S. initial public offering of 5,389,021 ADSs, each representing one ordinary share, and a concurrent private placement in Europe and other countries outside of the United States and Canada of 791,116 ordinary shares.

•

From January 1, 2016 through July 15, 2019, founder’s share warrants and share warrants were exercised at a weighted average exercise price of €9.64 per share. Pursuant to these exercises and to the definitive grant of 10,050 free shares during this period, we issued an aggregate of 41,410 ordinary shares.

Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares

The description below reflects the terms of our bylaws and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full text of our bylaws, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Corporate Purpose (Article 3 of the Bylaws)

Our corporate purpose in France and abroad includes the research, manufacturing, importation, distribution and marketing of investigational drugs, devices and medical equipment, and the provision of advisory services associated with these activities. We are authorized to engage in all financial, commercial, industrial, civil, property or security-related transactions that directly or indirectly relate to accomplishing the purposes stated above.

Our company may act directly or indirectly and do all these operations in all countries, for or on behalf of third parties, either alone or with partnership with third parties, association, group or creation of new companies, contribution, sponsorship, subscription, purchase of shares or rights, mergers, alliances, undeclared partnership or taking or giving in lease or in management of all property and rights or otherwise.

Directors (Articles 17-22 of the Bylaws)

Duties of the Board. Except for powers given to our shareholders by law and within the limit of the corporate purpose, our board of directors is responsible for all matters relating to the successful operations of our company and, through its resolutions, governs matters involving the company.

Appointment and Term. Our board of directors must be composed of at least three members, but may not exceed 18 members, subject to the dispensation established by law in the event of merger. In appointing and electing directors, we seek a balanced representation of women and men. The term of a director is 3 years, and directors may be re-elected at our annual ordinary share meetings; however, a director over the age of 75 may not be appointed if such appointment would result in the number of directors over the age of 75 constituting more than one-third of the board. The number of directors who are also our employees cannot exceed one-third of the board. Directors may be natural persons or legal entities except for the chairman of the board who must be a natural person. Legal entities appointed to the board must designate a permanent representative. If a director dies or resigns between annual meetings, the board may appoint a temporary director to fill the vacancy, subject to ratification at the next ordinary general meeting, or, if such vacancy results in a number of directors below three, the board must call an ordinary general meeting to fill the vacancy. If a director is absent at more than four consecutive meetings, he or she will be deemed to have automatically resigned.

Organization. The board must elect a chairman from among the board members. The chairman must be a natural person, age 75 or younger, and may be removed by the board at any time. The board may also elect a natural person as vice president to preside in the chairman’s absence and may designate up to two non-voting board observers.

Deliberations. At least half of the number of directors in office must be present to constitute a quorum. Decisions are made by a majority of the directors present or represented and, if there is a tie, the vote of the chairman will carry the decision. Meetings may be held as often as required; however, the chairman is required to call a meeting with a determined agenda upon the request of at least one-third of the directors if the board has not met for more than two months. French law and our charter and bylaws allow directors to attend meetings in person or, to the extent permitted by applicable law and with specified exceptions in our bylaws, by videoconference or other telecommunications arrangements.

Directors’ Voting Powers on Proposal, Arrangement or Contract in which any Director is Materially Interested. Under French law, any agreement entered into, directly or through an intermediary, between us and any director that is not entered into in the ordinary course of our business and upon standard market terms is subject to the prior authorization of the board of directors. The interested director cannot vote on such decision. The same provision applies to agreements between us and another company, except where such company is our wholly owned subsidiary, if one of our directors is the owner or a general partner, manager, director, general manager or member of the executive or supervisory board of the other company, as well as to agreements in which one of our directors has an indirect interest.

Directors’ Compensation. Director compensation for attendance at board meetings (jetons de présence) is determined at the annual ordinary general meeting. The general meeting may allocate an annual fixed sum and the board of directors allocates this sum among its members as it sees fit. In addition, the board of directors may allocate exceptional compensation (rémunération exceptionnelle) for missions or mandates entrusted to its members, for example as member or chair of one or more board committees, this remuneration is subject to the provisions regarding related-parties agreements. At our combined general meetings of shareholders held on June 27, 2017, June 28, 2018 and June 21, 2019, shareholders set the total annual attendance fees (jetons de présence) to be distributed among non-employee directors at €280 thousand for 2017 and 2018, respectively, and €400 thousand for 2019.

Board of Directors’ Borrowing Powers. There are currently no limits imposed on the amounts of loans or borrowings that the board of directors may approve.

Directors’ Share Ownership Requirements. Our directors are not required to own any of our shares.

Rights, Preferences and Restrictions Attaching to Ordinary Shares (Articles 9, 16, 30, 33 and 34 of the Bylaws)

Dividends. We may only distribute dividends out of our distributable profits, plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable Profits” consist of our statutory net profit in each fiscal year, calculated in accordance with accounting standards applicable in France, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law.

Legal Reserve. Pursuant to French law, we must allocate 5% of our statutory net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Funds must be allocated until the amount in the legal reserve is equal to 10% of the aggregate par value of the issued and outstanding share capital.

Approval of Dividends. Pursuant to French law, our board of directors may propose a dividend for approval by the shareholders at the annual ordinary general meeting.

Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits to special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, dividends may not be distributed when our net assets are or would become as a result of such distribution lower than the amount of the share capital plus the amount of the legal reserves which, under French law, may not be distributed to shareholders. The amount of our share capital plus the amount of our legal reserves which may not be distributed was equal to €121,075,399.50 at June 21, 2019.

Our board of directors may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim balance sheet, established during such year and certified by an auditor, reflects that we have earned distributable profits since the close of the last financial year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by law or the bylaws, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined.

Pursuant to French legislation, if a dividend is declared we may be required to pay a dividend tax in an amount equal to 3% of the aggregate dividend paid by us. However, the European Court of Justice, or ECJ, has ruled that the 3% dividend tax may not be applied to redistribution of dividends we receive from our subsidiaries established in another Member State of the EU, in that it creates double taxation of profits made within the EU as prohibited by Article 9 of the Parent-Subsidiary directive (ECJ, 1st ch. May 17, 2017, case C-365/16 AFEP).

Distribution of Dividends. Dividends are distributed to shareholders pro rata according to their respective holdings of shares. In the case of interim dividends, distributions are made to shareholders on the date set by our board of directors during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our board of directors in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.

Shareholders may be granted an option to receive dividends in cash or in shares, in accordance with legal conditions. The conditions for payment of dividends in cash shall be set at the shareholders’ meeting or, failing this, by the board of directors.

Timing of Payment. Pursuant to French law, dividends must be paid within a maximum of nine months after the close of the relevant fiscal year, unless extended by court order. Dividends not claimed within five years after the payment date shall be deemed to expire and revert to the French state.

Voting Rights. Each share shall entitle its holder to vote and be represented in the shareholders’ meetings in accordance with the provisions of French law and of our bylaws. Ownership of one share implies, ipso jure, adherence to our bylaws and the decisions of the shareholders’ meeting.

In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. Pursuant to our bylaws, however, a double voting right is attached to each registered share which is held in the name of the same shareholder for at least two years.

Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and do not count for quorum purposes.

Rights to Share in Our Profit. Each share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.

Rights to Share in the Surplus in the Event of Liquidation. If we are liquidated, any assets remaining after payment of the debts, liquidation expenses and all of the remaining obligations will first be used to repay in full the par value of our shares. Any surplus will be distributed pro rata among shareholders in proportion to the number of shares respectively held by them, taking into account, where applicable, of the rights attached to shares of different classes.

Repurchase and Redemption of Shares. Under French law, we may acquire our own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, Regulation 596/2014 of April 16, 2014 provides for safe harbor exemptions when the acquisition is made for one of the following purposes:

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to decrease our share capital, provided that such a decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at an extraordinary general meeting; in this case, the shares repurchased must be cancelled within one month from the expiry of the purchase offer;

•	to meet obligations arising from debt securities that are exchangeable into equity instruments;

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to provide shares for distribution to employees or managers under a profit-sharing, free share or share option plan; in this case the shares repurchased must be distributed within 12 months from their repurchase failing which they must be cancelled; or

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we benefit from a simple exemption when the acquisition is made under a liquidity contract complying with the general regulations of, and market practices accepted by the French Financial Markets Authority (AMF).

All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 225-209 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.

Under the Market Abuse Regulation 596/2014 of August 16, 2014 (MAR) and in accordance with the General Regulations of the AMF, a corporation shall report to the competent authority of the trading value on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.

No such repurchase of shares may result in us holding, directly or through a person acting on our behalf, more than 10% of our issued share capital. Shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends or voting rights so long as we hold them directly or indirectly, and we may not exercise the preemptive rights attached to them.

Sinking Fund Provisions. Our bylaws do not provide for any sinking fund provisions.

Liability to Further Capital Calls. Shareholders are liable for corporate liabilities only up to the par value of the shares they hold; they are not liable to further capital calls.

Requirements for Holdings Exceeding Certain Percentages. None, except as described below under the sections of this prospectus titled “Declaration of Crossing of Ownership Thresholds (Article 9 of the Bylaws)” and “Form, Holding and Transfer of Shares (Articles 13 and 15 of the Bylaws)—Ownership of Shares by Non-French Persons.”

Actions Necessary to Modify Shareholders’ Rights

Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our bylaws. It may not, however, increase shareholder commitments without the prior approval of each shareholder.

Special Voting Rights of Warrant Holders

Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including founder’s warrants, are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.

Rules for Admission to and Calling Annual Shareholders’ Meetings and Extraordinary Shareholders’ Meetings (Section IV of the Bylaws)

Access to, Participation in and Voting Rights at Shareholders’ Meetings. Shareholders’ meetings are composed of all shareholders, regardless of the number of shares they hold. Each shareholder has the right to attend the meetings and participate in the discussions (1) personally; (2) by granting proxy to any individual or legal entity of his choosing; (3) by sending a proxy to the company without indication of the mandate; (4) by voting by correspondence; or (5) at the option of the board of directors at the time the meeting is called, by videoconference or another means of telecommunication, including internet, in accordance with applicable laws that allow identification. The board of directors organizes, in accordance with legal and regulatory requirements, the participation and vote of these shareholders at the meeting, assuring, in particular, the effectiveness of the means of identification.

Participation in shareholders’ general meetings, in any form whatsoever, is subject to registration or registration of shares under the conditions and time limits provided for applicable laws.

The final date for returning voting ballots by correspondence is set by the board of directors and disclosed in the notice of meeting published in the French Journal of Mandatory Statutory Notices, or BALO (Bulletin des Annonces Légales Obligatoires). This date cannot be earlier than three days prior to the meeting unless otherwise provided in the bylaws. Our bylaws provide that the board of directors has the option to accept the voting ballots by correspondence beyond the limit set by applicable laws.

A shareholder who has voted by correspondence will no longer be able to participate directly in the meeting or to be represented. In the case of returning the proxy form and the voting by correspondence form, the proxy form is taken into account, subject to the votes cast in the voting by correspondence form.

A shareholder may be represented at meetings by any individual or legal entity by means of a proxy form which we send to such shareholder either at the shareholder’s request or at our initiative. A shareholder’s request for a proxy form must be received at the registered office at least five days before the date of the meeting. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, and the other extraordinary, held on the same day or within a period of fifteen days.

A shareholder may vote by correspondence by means of a voting form, which we send to such shareholder either at the shareholder’s request or at our initiative, or which we include in an appendix to a proxy voting form under the conditions provided for by current laws and requirements. A shareholder’s request for a voting form must be received at the registered office at least six days before the date of the meeting. The voting form is also available on our website at least 21 days before the date of the meeting. The voting form must be recorded by us three days prior to the shareholders’ meeting, in order to be taken into consideration. The voting by correspondence form addressed by a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda.

To better understand the voting rights of the ADSs, you should carefully read the section in this prospectus titled “Description of American Depositary Shares—Voting Rights.”

Notice of Annual Shareholders’ Meetings. Shareholders’ meetings are convened by our board of directors, or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances. Meetings are held at our registered offices or at any other location indicated in the meeting announcement (avis de réunion). A meeting announcement is published in the BALO at least 35 days prior to a meeting, as well as on our website at least 21 days prior to the meeting. In addition to the particulars relative to the company, it indicates, notably, the meeting’s agenda and the draft resolutions that will be presented. The requests for recording of issues or draft resolutions on the agenda must be addressed to the company under the conditions provided for in the current legislation.

Subject to special legal provisions, the convening notice (avis de convocation) is sent out at least 15 days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the BALO. Further, the holders of registered shares for at least a month at the time of the latest of the insertions of the convening notice shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. The latter may at any time expressly request by registered letter to the Company with acknowledgment of receipt that the aforementioned means of telecommunication should be replaced in the future by a mailing.

The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.

The convening notice may be addressed, where appropriate, with a proxy form and a voting by correspondence form, under the conditions specified in our bylaws, or with a voting by correspondence form alone, under the conditions specified in our bylaws. When the shareholders’ meeting cannot deliberate due to the lack of the required quorum, the second meeting must be called at least ten days in advance in the same manner as used for the first notice.

Agenda and Conduct of Annual Shareholders’ Meetings. The agenda of the shareholders’ meeting shall appear in the convening notice of the meeting and is set by the author of the notice. The shareholders’ meeting may only deliberate on the items on the agenda except for the removal of directors and the appointment of their successors which may be put to vote by any shareholder during any shareholders’ meeting. Pursuant to French law and our current share capital, one or more shareholders representing 5% of our share capital may request the inclusion of items or proposed resolutions on the agenda. Such request must be received at the latest on the 25th day preceding the date of the shareholders’ meeting, and in any event no later than the 20th day following the date of the shareholders’ meeting announcement.

Shareholders’ meetings shall be chaired by the Chairman of the board of directors or, in his or her absence, by a Deputy Chairman or by a director elected for this purpose. Failing that, the meeting itself shall elect a Chairman. Vote counting shall be performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.

Ordinary Shareholders’ Meeting. Ordinary shareholders’ meetings are those meetings called to make any and all decisions that do not amend our bylaws. An ordinary meeting shall be convened at least once a year within six months of the end of each fiscal year in order to approve the annual and consolidated accounts for the relevant fiscal year or, in case of postponement, within the period established by court order. Upon first notice, the meeting may validly deliberate only if the shareholders present or represented by proxy or voting by mail represent at least one-fifth of the shares entitled to vote. Upon second notice, no quorum is required. Decisions are made by a majority of the votes held by the shareholders present, or represented by proxy, or voting by mail. Abstentions will have the same effect of a “no” vote. In addition, pursuant to a recent AMF recommendation, French listed companies may be required to conduct a consultation of the ordinary shareholders meeting prior to the disposal of the majority of their assets, under certain circumstances.

Extraordinary Shareholders’ Meeting. Our bylaws may only be amended by approval at an extraordinary shareholders’ meeting. Our bylaws may not, however, be amended to increase shareholder commitments without the approval of each shareholder. Subject to the legal provisions governing share capital increases from reserves, profits or share premiums, the resolutions of the extraordinary meeting shall be valid only if the shareholders present, represented by proxy or voting by mail represent at least one-fourth of all shares entitled to vote upon first notice, or one-fifth upon second notice. If the latter quorum is not reached, the second meeting may be postponed to a date no later than two months after the date for which it was initially called. Decisions are made by a two-thirds majority of the votes held by the shareholders present, represented by proxy, or voting by mail. Abstentions will have the same effect of a “no” vote.

Provisions Having the Effect of Delaying, Deferring or Preventing a Change in Control of Our Company

Provisions contained in our bylaws and French corporate law could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders. These provisions include the following:

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under French law, the owner of 90% of the share capital or voting rights of a public company listed on a regulated market in a Member State of the European Union or in a state party to the EEA Agreement, including from the main French Stock Exchange, has the right to force out minority shareholders following a tender offer made to all shareholders;

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under French law, a non-resident of France as well as any French entity controlled by non-residents of France may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within 20 working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. See “Limitations Affecting Shareholders of a French Company;”

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under French law, certain investments in a French company relating to certain strategic industries by individuals or entities not residents in a Member State of the European Union are subject to prior authorization of the Ministry of Economy. See “Limitations Affecting Shareholders of a French Company;”

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a merger (i.e., in a French law context, a share for share exchange following which our company would be dissolved into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require the approval of our board of directors as well as a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant meeting;

•	a merger of our company into a company incorporated outside of the European Union would require 100% of our shareholders to approve it;

•	under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;

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our shareholders have granted and may grant in the future our board of directors broad authorizations to increase our share capital or to issue additional ordinary shares or other securities, such as warrants, to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our shares;

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our shareholders have preferential subscription rights on a pro rata basis on the issuance by us of any additional securities for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;

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our board of directors has the right to appoint directors to fill a vacancy created by the resignation or death of a director, subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our board of directors;

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our board of directors can be convened by our chairman or our managing director, if any, or, when no board meeting has been held for more than two consecutive months, by directors representing at least one third of the total number of directors;

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our board of directors meetings can only be regularly held if at least half of the directors attend either physically or by way of videoconference or teleconference enabling the directors’ identification and ensuring their effective participation in the board’s decisions;

•	our shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice;

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approval of at least a majority of the votes held by shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove directors with or without cause;

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advance notice is required for nominations to the board of directors or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a director can be proposed at any shareholders’ meeting without notice;

•	our bylaws can be changed in accordance with applicable laws;

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the crossing of certain thresholds has to be disclosed and can impose certain obligations; see the section of this prospectus titled “Declaration of Crossing of Ownership Thresholds (Article 9 of the Bylaws);”

•	transfers of shares shall comply with applicable insider trading rules and regulations, and in particular with the Market Abuse Directive and Regulation dated April 16, 2014; and

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pursuant to French law, the sections of the bylaws relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by two-thirds of the votes of our shareholders present, represented by a proxy or voting by mail at the meeting.

Declaration of Crossing of Ownership Thresholds (Article 9 of the Bylaws)

Set forth below is a summary of certain provisions of the French Commercial Code applicable to us. This summary is not intended to be a complete description of applicable rules under French law.

Any individual or legal entity referred to in Articles L. 233-7, L. 233-9 and L. 223-10 of the French Commercial Code coming to directly or indirectly own, or cease to own, alone or in concert, a number of shares representing a fraction of the Company’s capital or voting rights greater or equal to 5%, 10%, 15%, 20%, 25%, 30%, 33.33%, 50%, 66.66%, 90% and 95% shall inform the Company as well as the French Financial Market Authority (AMF) of the total number of shares and voting rights and of securities giving access to the capital or voting rights that it owns immediately or over time within a period of four trading days from the crossing of the said holding thresholds.

This obligation applies when crossing each of the above-mentioned thresholds in a downward direction.

In case of failure to declare shares or voting rights exceeding the fraction that should have been declared, such shares shall be deprived of voting rights at General Meetings of Shareholders for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the French Commercial Code.

In addition, any shareholder crossing, alone or acting in concert, the 10%, 15%, 20% or 25% threshold shall file a declaration with the AMF pursuant to which it shall expose its intention over the following 6 months, including notably whether it intends to continue acquiring shares of the company, it intends to acquire control over the company, its intended strategy for the company.

Further, and subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 30% threshold shall file a mandatory public tender offer with the AMF. Also, any shareholder holding directly or indirectly a number between 30% and 50% of the capital or voting rights and who, in less than 12 consecutive months, increases his/her/its holding of capital or voting rights by at least 1% company’s capital or voting rights, shall file a mandatory public tender offer.

Changes in Share Capital

Increases in Share Capital (Article 10 of the Bylaws). Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The shareholders may delegate to our board of directors either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital.

Increases in our share capital may be effected by:

•	issuing additional shares;

•	increasing the par value of existing shares;

•	creating a new class of equity securities; and

•	exercising the rights attached to securities giving access to the share capital.

Increases in share capital by issuing additional securities may be effected through one or a combination of the following:

•	in consideration for cash;

•	in consideration for assets contributed in kind;

•	through an exchange offer;

•	by conversion of previously issued debt instruments;

•	by capitalization of profits, reserves or share premium; and

•	subject to certain conditions, by way of offset against debt incurred by us.

Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.

Reduction in Share Capital. Pursuant to French law, any reduction in our share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The share capital may be reduced either by decreasing the par value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise.

Preferential Subscription Right. According to French law, if we issue additional securities for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe pro rata based on the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights are transferable during the subscription period relating to a particular offering. Pursuant to recent legislation that went into effect on October 1, 2016, the preferential subscription rights will be transferable during a period starting two days prior to the opening of the subscription period and ending two days prior to the closing of the subscription period.

The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of our shareholders or individually by each shareholder. Our board of directors and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.

Our current shareholders waived their preferential subscription rights with respect to the global offering at our combined general shareholders’ meeting held on June 21, 2019.

In the future, to the extent permitted under French law, we may seek shareholder approval to waive preferential subscription rights at an extraordinary general shareholders’ meeting in order to authorize the board of directors to issue additional shares and/or other securities convertible or exchangeable into shares.

Form, Holding and Transfer of Shares (Articles 13 and 15 of the Bylaws)

Form of Shares. The shares are in registered form, until their full payment. When they are fully paid up, they may be in registered form or bearer, at the option of the shareholders.

Further, in accordance with applicable laws, we may request at any time from the central depository responsible for holding our shares, the information referred to in Article L. 228-2 of the French Commercial Code. Thus, we are, in particular and at any time, entitled to request the name and year of birth or, in the case of a legal entity, the name and the year of incorporation, nationality and address of holders of securities conferring immediate or long-term voting rights at its general meetings of shareholders and the amount of securities owned by each of them and, where applicable, the restrictions that the securities could be affected by.

Holding of Shares. In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares issued are registered in individual accounts opened by us or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions.

Ownership of Shares by Non-French Persons. Neither French law nor our bylaws limit the right of non-residents of France or non-French persons to own or, where applicable, to vote our securities. However, non-residents of France may have to file an administrative notice with the French authorities in connection with certain direct or indirect investments in us, including through ownership of ADSs. In addition, acquisitions of 10% of the share capital or voting rights of a French resident company or a non-French resident company by a non-French resident or by a French resident, respectively, are subject to statistical reporting requirements to the French National Bank.

Assignment and Transfer of Shares. Shares are freely negotiable, subject to applicable legal and regulatory provisions. French law notably provides for standstill obligations and prohibition of insider trading.

Differences in Corporate Law

We are a société anonyme, or S.A., incorporated under the laws of France. The laws applicable to French sociétés anonymes differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and French law.

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Number of Directors	Under French law, a société anonyme must have at least three and may have up to 18 directors. The number of directors is fixed by or in the manner provided in the bylaws. Since January 1, 2017, the number of directors of each gender may not be less than 40%. Any appointment made in violation of this limit that is not remedied will be null and void.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Director Qualifications	Under French law, a corporation may prescribe qualifications for directors under its bylaws. In addition, under French law, members of a board of directors of a corporation may be legal entities (with the exception of the chairman of the board), and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the board of directors as well as the deliberations taken by the board member irregularly appointed.	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.
Removal of Directors	Under French law, directors may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote.	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.
Vacancies on the Board of Directors	Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors.

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ratification by the shareholders by the next shareholders’ meeting.
Annual General Meeting	Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.
General Meeting	Under French law, general meetings of the shareholders may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent (mandataire ad hoc) or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of General Meetings	A meeting announcement is published in the French Journal of Mandatory Statutory Notices (BALO) at least 35 days prior to a meeting and made available on the website of the company at least 21 day prior to the meeting. Subject to limited exceptions provided by French law, additional convening notice is sent out at least 15 days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the French Journal of Mandatory Statutory Notices (BALO). Further, shareholders holding registered shares for at least a month at the time latest insertions of the notices shall be summoned individually, by regular letter (or by registered letter if they request it and include	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

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an advance of expenses) sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. When the shareholders’ meeting cannot deliberate due to lack of required quorum, the second meeting must be called at least ten calendar days in advance in the same manner as used for the first notice.

The convening notice shall specify the name of the company, its legal form, share capital, registered office address, registration number with the French Registry of Commerce and Companies, the place, date, hour and agenda of the meeting and its nature (ordinary and/or extraordinary meeting). The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.

Proxy	Each shareholder has the right to attend the meetings and participate in the discussions (i) personally, or (ii) by granting proxy to his/her spouse, his/her partner with whom he/she has entered into a civil union or to another shareholder or to any individual or legal entity of his choosing; or (iii) by sending a proxy to the company without indication of the mandate (in this case, such proxy shall be cast in favor of the resolutions supported by the board of directors), or (iv) by voting by correspondence, or	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

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(v) by videoconference or another means of telecommunication in accordance with applicable laws that allow identification. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, and the other extraordinary, held on the same day or within a period of fifteen days.
Shareholder Action by Written Consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.	Under Delaware law, a corporation’s certificate of incorporation (1) may permit stockholders to act by written consent if such action is signed by all stockholders, (2) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (3) may prohibit actions by written consent.
Preemptive Rights	Under French law, in case of issuance of additional shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes held by the shareholders present at the extraordinary general meeting deciding or authorizing the capital increase, voting in person or represented by proxy or voting by mail. In case such rights have not been waived by the extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential subscription rights. Preferential subscription rights may only be assigned two business days prior to the day on which the subscription is opened until the second business day prior to its closing. Thus, the	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.

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preferential subscription rights are transferable during a period equivalent to the subscription period relating to a particular offering (such period starting two business days prior to the opening of the subscription period and ending two business days prior to the closing of the subscription period). In accordance with French law, the period of exercise shall be no less than five trading days.
Sources of Dividends

Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.

“Distributable premium” refers to the contribution paid by the stockholders in addition to the par value of their shares for their subscription that the stockholders decide to make available for distribution.

Except in case of a share capital reduction, no distribution can be made to the stockholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the bylaws.

Under Delaware law, dividends may be paid by a Delaware corporation either out of (1) surplus or (2) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.
Repurchase of Shares	Under French law, a corporation may acquire its own shares. Such acquisition may be challenged on	Under Delaware law, a corporation may generally redeem or repurchase shares of its stock

FRANCE	DELAWARE

the ground of market abuse regulations. However, the Market Abuse Regulation 596/2014 of April 16, 2014 (MAR) provides for safe harbor exemptions when the acquisition is made for the following purposes:

•  to decrease its share capital with the approval of the shareholders at the extraordinary general meeting;

•  to meet obligations arising from debt securities, that are exchangeable into equity instruments; or

•  with a view to distributing the relevant shares to employees or managers under a profit-sharing, free share or share option plan.

All other purposes, and especially share buy-backs for external growth operations by virtue of Article L. 225-209 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.

Under the Market Abuse Regulation 596/2014 of April 16, 2014 (MAR) and in accordance with the General Regulations of the French Financial Markets Authority, a corporation shall report to the competent authority of the trading venue on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.

unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

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No such repurchase of ordinary shares may result in the company holding, directly or through a person acting on its behalf, more than 10% of its issues share capital.
Liability of Directors and Officers	Under French law, the bylaws may not include any provisions limiting the liability of directors. Civil liability of the directors may be sought for (1) an infringement of laws and regulations applicable to the company, (2) breach of the bylaws and (3) management failure.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•  any transaction from which the director derives an improper personal benefit.

Voting Rights	French law provides that, unless otherwise provided in the bylaws, each shareholder is entitled to one vote for each share of capital stock held by such shareholder. As from April 2016, double voting rights are automatically granted to the shares being registered since more than two years, unless the bylaws are modified in order to provide otherwise.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

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Shareholder Vote on Certain Transactions

Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:

•  the approval of the board of directors; and

•  approval by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant meeting or, in the case of a merger with a non-EU company, approval of all shareholders of the corporation (by exception, the extraordinary general meeting of the acquiring company may delegate to the board authority to decide a merger-absorption or to determine the terms and conditions of the merger plan).

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•  the approval of the board of directors; and

•  approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissent or Dissenters’ Appraisal Rights	French law does not provide for any such right but provides that a merger is subject to shareholders’ approval by a two-thirds majority vote as stated above.	Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000

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stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:

•  shares of stock of the surviving corporation;

•  shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•  cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

•  any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors	French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty to act without self-interest, on a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social). In addition, directors shall take into account social and environmental issues arising out of the company’s activity.	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.
Shareholder Suits	French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•  state that the plaintiff was a stockholder at the

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by the court are paid to the corporation and any legal fees relating to such action may be borne by the relevant shareholder or the group of shareholders.

The plaintiff must remain a shareholder through the duration of the legal action.

There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation.

A shareholder may alternatively or cumulatively bring individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

•  allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•  state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Amendment of Bylaws	Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the bylaws. However, the board of directors is authorized to (i) modify the bylaws as a result of a decision to move the company’s registered office and (ii) to bring to the bylaws any modification rendered necessary by an amendment to an applicable law or regulation if the board of directors has been prior authorized by the extraordinary shareholders meeting for this purpose, and subject, in both cases, to ratification by the next extraordinary shareholders’ meeting.	Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal the bylaws of the corporation. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

Listing

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “ERYP.” Our ordinary shares are listed on Euronext Paris under the symbol “ERYP.”

Transfer Agent and Registrar

The transfer agent and registrar for our ADSs is The Bank of New York Mellon. Our share register for our ordinary shares is maintained by Société Générale. The share register reflects only record owners of our ordinary shares. Holders of our ADSs are not treated as our shareholders and their names are therefore not entered in our share register. The depositary, the custodian or their nominees are the holder of the shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY

Ownership of ADSs or Shares by Non-French Residents

Neither the French Commercial Code nor our bylaws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares. However, non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of the share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years’ imprisonment and a fine up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity. Moreover, certain foreign investments in companies incorporated under French laws are subject to the prior authorization from the French Minister of the Economy, where all or part of the target’s business and activity relate to a strategic sector, such as energy, transportation, public health, telecommunications.

Foreign Exchange Controls

Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.

Availability of Preferential Subscription Rights

Our shareholders will have the preferential subscription rights described under “Description of Share Capital—Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares—Changes in Share Capital—Preferential Subscription Right.” Under French law, shareholders have preferential rights to subscribe for cash issues of new shares or other securities giving rights to acquire additional shares on a pro rata basis. Holders of our securities in the United States (which may be represented by ADSs) will not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the United States will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares in the United States and ADS holders of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.

For holders of our ordinary shares represented by ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case, ADS holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares—Dividends and Other Distributions” explains in detail the depositary’s responsibility in connection with a rights offering. See also “Risk Factors—The right as a holder of ADSs to participate in any future preferential subscription rights or to elect to receive dividends in shares may be limited, which may cause dilution to the holders of our ADSs” in our most recent Annual Report on Form 20-F.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon acts as the depositary for the American Depositary Shares. The Bank of New York Mellon’s depositary offices are located at 240 Greenwich Street, New York, New York 10286. American Depositary Shares are frequently referred to as ADSs and represent ownership interests in securities that are on deposit with the depositary. ADSs may be evidenced by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Société Générale.

We have appointed The Bank of New York Mellon as depositary pursuant to an amended and restated deposit agreement. A copy of the amended and restated deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the amended and restated deposit agreement from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-201279 when retrieving such copy.

You may hold ADSs either (1) directly (a) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by having uncertificated ADSs registered in your name in the Direct Registration System, or DRS, or (2) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in the Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, you will not be treated as one of our shareholders and you will not have shareholder rights. French law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. An amended and restated deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly and indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the amended and restated deposit agreement and the ADRs. In the event of any discrepancy between the ADRs and the amended and restated deposit agreement, the amended and restated deposit agreement governs.

The following is a summary of the material provisions of the amended and restated deposit agreement. For more complete information, you should read the entire amended and restated deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see the section of this prospectus titled “Where You Can Find More Information.” Unless otherwise indicated or the context otherwise requires, references to “you” in this section refer to purchasers of ADSs in this offering.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay or distribute to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash. We do not expect to declare or pay any cash dividends or cash distributions on our ordinary shares for the foreseeable future. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis, and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the amended and restated deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes or other governmental charges, together with fees and expenses of the depositary that must be paid, will be deducted. See the section of our most recent Annual Report on Form 20-F titled “Taxation.” It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Ordinary Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fractional ADS, or ADSs representing those ordinary shares, and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares, or ADSs representing those shares, sufficient to pay its fees and expenses in connection with that distribution.

Rights to Purchase Additional Ordinary Shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse unexercised. In that case, you will receive no value for them.

The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary makes rights available to you, it will exercise the rights and purchase the ordinary shares on your behalf and in accordance with your instructions. The depositary will then deposit the ordinary shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay and comply with other applicable instructions. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt another method. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. In addition, the depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

Neither we nor the depositary are responsible for any failure to determine that it may be lawful or feasible to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or governmental charges payable in connection with such surrender or withdrawal, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person designated by you at the office of the custodian or through a book-entry delivery. Alternatively, at your request, risk and expense, the depositary will, if feasible, deliver the amount of deposited securities represented by the surrendered ADSs for delivery at the depositary’s office or to another address you may specify. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How can ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADRs to the depositary for the purpose of exchanging your ADRs for uncertificated ADSs. The depositary will cancel the ADRs and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of whole deposited ordinary shares your ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of shareholders’ meetings or other solicitations of consents and arrange to deliver our voting materials to you. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

If the depositary timely receives voting instructions for you, it will endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited ordinary shares represented by those ADSs in accordance with such voting instructions set forth in your request. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If we timely asked the depositary to solicit your instructions but the depositary does not receive voting instructions from you by the specified date and we confirm to the depositary that (1) we wish to receive a proxy, (2) as of the instruction cutoff date we reasonably do not know of any substantial shareholder opposition to the particular question, and (3) the particular question would not be materially adverse to the interests of our shareholders, then the depositary will consider you to have authorized and directed it to give a proxy to a person designated by us to vote the number of deposited securities represented by your ADSs in favor of that question, but only if the question was endorsed by our board of directors.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date except where under French law the notice period for such meeting is less than 30 days.

Except as described above, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the shareholder meeting enough in advance to withdraw the ordinary shares.

Fees and Expenses

What fees and expenses will you be responsible for paying?

Pursuant to the terms of the amended and restated deposit agreement, the holders of ADSs will be required to pay the following fees:

Persons depositing or withdrawing ordinary shares or ADSs must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

•  Issue of ADSs, including issues resulting from a distribution of ordinary shares or rights

•  Cancellation of ADSs for the purpose of withdrawal, including if the amended and restated deposit agreement terminates

$0.05 (or less) per ADS	• Any cash distribution to you
A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the shares had been deposited for issue of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you
$0.05 (or less) per ADS per calendar year	• Depositary services
Registration or transfer fees	• Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	• Cable (including SWIFT) and facsimile transmissions as expressly provided in the amended and restated deposit agreement • Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, share transfer taxes, stamp duty or withholding taxes	• As necessary
Any charges payable by the depositary, custodian or their agents in connection with the servicing of deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide for-fee services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the amended and restated deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are affiliates of the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert foreign currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the amended and restated deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the amended and restated deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to holders of ADSs, subject to the depositary’s obligations under the amended and restated deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs registered in your name to reflect the sale and pay you any net proceeds, or send you any property, remaining after it has paid the taxes. Your obligation to pay taxes and indemnify us and the depository against any tax claims will survive the transfer or surrender of your ADSs, the withdrawal of the deposited ordinary shares as well as the termination of the amended and restated deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
• Change the nominal value of our ordinary shares	The cash, ordinary shares or other securities received by the depositary will become deposited securities.
• Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
• Distribute securities on the ordinary shares that are not distributed to you	The depositary may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities. The depositary may also sell the new deposited securities and distribute the net proceeds if

If we:	Then:
we are unable to assure the depositary that the distribution (a) does not require registration under the Securities Act or (b) is exempt from registration under the Securities Act.
• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	Any replacement securities received by the depositary shall be treated as newly deposited securities and either the existing ADSs or, if necessary, replacement ADSs distributed by the depositary will represent the replacement securities. The depositary may also sell the replacement securities and distribute the net proceeds if the replacement securities may not be lawfully distributed to all ADS holders.

Amendment and Termination

How may the amended and restated deposit agreement be amended?

We may agree with the depositary to amend the amended and restated deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges, registration fees, facsimile costs, delivery costs or other such expenses, or that would otherwise prejudice a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the amended and restated deposit agreement as further amended.

How may the amended and restated deposit agreement be terminated?

The depositary will terminate the amended and restated deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the amended and restated deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary within 60 days. In such case, the depositary must notify you at least 90 days before termination. In addition, the depositary may initiate termination of the amended and restated deposit agreement if (i) we delist our shares from an exchange on which they were listed and do not list the shares on another exchange; (ii) we appear to be insolvent or enter insolvency proceedings; (iii) all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities; (iv) there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or (v) there has been a replacement of deposited securities.

After termination, the depositary and its agents will do the following under the amended and restated deposit agreement but nothing else: collect dividends and other distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the amended and restated deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold.

The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADS holder (until they surrender their ADSs) or give any notices or perform any other duties under the amended and restated deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

The amended and restated deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary to ADS holders. We and the depositary:

•	are only obligated to take the actions specifically set forth in the amended and restated deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the amended and restated deposit agreement;

•	are not liable if either of us exercises, or fails to exercise, discretion permitted under the amended and restated deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the amended and restated deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the amended and restated deposit agreement;

•	are not liable for any tax consequences to any holders of ADSs on account of their ownership of ADSs;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the amended and restated deposit agreement on your behalf or on behalf of any other person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper person.

In the amended and restated deposit agreement, we and the depositary agree to indemnify each other under certain circumstances. Additionally, we, the depositary and each owner and holder waives the right to a jury trial in an action against us or the depositary arising out of or relating to the amended and restated deposit agreement.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•	payment of any tax or other governmental charges and any stock transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the amended and restated deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•

when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; and

•

when it is necessary to prohibit withdrawals in order to comply with any U.S. or foreign laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal is not limited by any other provision of the amended and restated deposit agreement.

Pre-release of ADSs

The amended and restated deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon surrender of pre-released ADSs (even if the ADSs are surrendered before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited; (2) the pre-release is at all times fully collateralized with cash or other collateral that the depositary considers appropriate; (3) the depositary must be able to close out the pre-release on not more than five business days’ notice; and (4) subject to all indemnities and credit regulations that the depositary deems appropriate. The number of ADSs outstanding at any time as a result of pre-release will not normally exceed 30% of all ADSs outstanding, although the depositary may change or disregard this limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the amended and restated deposit agreement, all parties to the amended and restated deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs and such ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the amended and restated deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the amended and restated deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the amended and restated deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs; ADS Holder Information

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Each holder of ADSs will be required to provide certain information, including proof of taxpayer status, residence and beneficial ownership (as applicable), from time to time and in a timely manner as we, the depositary or the custodian may deem necessary or proper to fulfill obligations under applicable law.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares, including ordinary shares in the form of the ADSs, and certain other matters governed by French law will be passed on for us by Gide Loyrette Nouel A.A.R.P.I. Unless otherwise indicated in any prospectus supplement, Cooley LLP, Boston, Massachusetts, will be representing us in regards to certain matters governed by U.S. law in connection with any offering. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ERYTECH Pharma S.A. as of and for the years ended December 31, 2018, 2017 and 2016 appearing in our Annual Report on Form 20-F for the year ended December 31, 2018, have been audited by KPMG S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The offices of KPMG S.A. are located at Tour Eqho, 2 avenue Gambetta, CS 60055, 92066 Paris la Défense Cedex.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of France. Half of our directors are citizens and residents of the United States, the other half are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States; however, it may be difficult for investors:

•	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•	to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

•	to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment is enforceable in the jurisdiction of the U.S. court which rendered it, (2) that judgement was rendered by a court having jurisdiction over the dispute (the condition will be met if the dispute is clearly connected to the jurisdiction of the U.S. court and French courts did not have exclusive jurisdiction over the matter), (3) that judgment does not contravene French international public order and public policy, including the right to due process and (4) the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our board of directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.erytech.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 29, 2019;

•

our Report on Form 6-K furnished to the SEC on June 7, 2019, including exhibits 99.2 and 99.3 thereto; our Report on Form 6-K furnished to the SEC on June 25, 2019, including exhibits  99.1 and 99.2 thereto; and our Report on Form 6-K furnished to the SEC on June  26, 2019, including exhibit 99.1 thereto; and

•

the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on September 22, 2017, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

ERYTECH Pharma S.A.

60 Avenue Rockefeller

69008 Lyon France

+33 4 78 74 4438

You may also access these documents on our website, www.erytech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES ASSOCIATED WITH REGISTRATION

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee and the FINRA filing fee.

SEC registration fee	$12,120.00
FINRA filing fee	15,500.00
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)

Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under French law, provisions of bylaws that limit the liability of directors are prohibited. However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.

We have liability insurance for our directors and officers, and we also have coverage for insurance against liability under the Securities Act. We have entered into agreements with our directors and executive officers to provide contractual indemnification. With certain exceptions and subject to limitations on indemnification under French law, these agreements provide for indemnification for damages and expenses including, among other things, attorneys’ fees, judgments and settlement amounts incurred by any of these individuals in any action or proceeding arising out of his or her actions in that capacity.

These agreements may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these insurance agreements.

Item 9. Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

1.1*	Form of Underwriting Agreement.

3.1	Bylaws (statuts) of the registrant (English translation)		20-F (Exhibit 1.1)	April 24, 2018	001-38281

4.1	Amended and Restated Deposit Agreement		20-F (Exhibit 2.1)	April 24, 2018	001-38281

4.2	Form of American Depositary Receipt (included in Exhibit 4.1)		20-F (Exhibit 2.1)	April 24, 2018	001-38281

5.1	Opinion of Gide Loyrette Nouel A.A.R.P.I.	X

23.1	Consent of KPMG S.A.	X

23.2	Consent of Gide Loyrette Nouel A.A.R.P.I. (included in the opinion filed as Exhibit 5.1)	X

24.1	Powers of Attorney (included on the signature page of this registration statement).	X

*	To be subsequently filed, if applicable, by an amendment to this registration statement or by a Report on Form 6-K and incorporated herein by reference.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lyon, France on July 16, 2019.

ERYTECH PHARMA S.A.

By:	/s/ Gil Beyen
	Name:	Gil Beyen
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of ERYTECH Pharma S.A. hereby severally constitute and appoint Gil Beyen and Eric Soyer, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form F-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable ERYTECH Pharma S.A. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gil Beyen Gil Beyen	Chief Executive Officer and Director (Principal Executive Officer)	July 16, 2019

/s/ Eric Soyer Eric Soyer	Chief Financial Officer, Chief Operating Officer and Deputy General Manager (Principal Financial Officer and Principal Accounting Officer)	July 16, 2019

/s/ Jean-Paul Kress Jean-Paul Kress, M.D.	Chairman of the Board of Directors	July 16, 2019

/s/ Sven Andréasson Sven Andréasson	Director	July 16, 2019

/s/ Philippe Archinard Philippe Archinard, Ph.D.	Director	July 16, 2019

/s/ Allene Diaz Allene Diaz	Director	July 16, 2019

/s/ Luc Dochez Luc Dochez, Pharm.D.	Director	July 16, 2019

/s/ Martine Ortin George Martine Ortin George, M.D.	Director	July 16, 2019

/s/ Hilde Windels Hilde Windels	Director	July 16, 2019

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ERYTECH Pharma S.A., has signed this registration statement on July 16, 2019.

COGENCY GLOBAL INC.

By:	/s/ Richard Arthur
	Name:	Richard Arthur
	Title:	Assistant Secretary